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                                                                    EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

       Subsidiary                                State of Incorporation
       ---------                                 ----------------------
Garage.com Securities Inc.                            Delaware
Garage.com Investments I, L.P.                        Delaware